                                                                     EXHIBIT 4.1


                                 AMENDMENT NO. 1
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDMENT NO. 1 TO AMENDMENT AND RESTATED CREDIT AGREEMENT (this "AMENDMENT") is dated as of February 10, 2004, by and among METAL MANAGEMENT, INC., a Delaware corporation ("MTLM") and each of the corporations and other entities signatories hereto as borrowers (MTLM and each of such corporations and other entities sometimes hereinafter are referred to individually as a "BORROWER" and collectively as the "BORROWERS"); MTLM, acting in its capacity as funds administrator for itself and the other Borrowers (in such capacity, the "FUNDS ADMINISTRATOR"); DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, f/k/a Bankers Trust Company, acting in its capacity as agent (in such capacity, hereinafter referred to as the "AGENT") for itself and the other financial institutions from time to time parties to the Credit Agreement referred to herein below as lenders thereunder (such financial institutions hereinafter are referred to individually as a "LENDER" and collectively as the "LENDERS"); and the Lenders signatories hereto. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

                                   WITNESSETH:

         WHEREAS, the Borrowers, the Funds Administrator, the Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of August 13, 2003 (the "CREDIT AGREEMENT"), pursuant to which the Lenders have agreed to make certain loans and other financial accommodations to or for the account of the Borrowers; and

         WHEREAS, the Borrower, the Funds Administrator, the Agent and the Majority Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the respective parties hereto hereby agree as follows:

         1. AMENDMENT TO CREDIT AGREEMENT. Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in SECTION 2 below, and in reliance upon the representations and warranties of the Funds Administrator and the Borrowers set forth herein and in the Credit Agreement, as amended hereby, the Credit Agreement is hereby amended as follows:

         1.1 SECTION 1.1 of the Credit Agreement is hereby amended by inserting the following new defined term therein in the appropriate alphabetical order:

         COLLECTION ACCOUNT TRIGGERING EVENT means (a) the occurrence of an Event of Default, or (b) Excess Availability shall be equal to or less than (i) $35,000,000, at any time during the period commencing on February 10, 2004(1) and ending on March 15, 2004, and (ii) $40,000,000, at any time thereafter.

         1.2 SECTION 1.1 of the Credit Agreement is hereby amended by deleting the second proviso to the definition of the term "Applicable Margin" set forth therein and substituting the following language therefor:

         PROVIDED, that, if the Borrowers shall fail to deliver the Financial Statements that are required to be delivered pursuant to SECTIONS 7.1(b) OR (d), as applicable, and the Agent in its sole discretion shall so elect, from the date which is three (3) Business Days after the date on which such Financial Statements were so required to be delivered until the last day of the month during which actual delivery thereof is made, the Applicable Margin shall be a percentage per annum equal to the applicable percentage amount set forth above with respect to LEVEL I.

         1.3 SECTION 1.1 of the Credit Agreement is hereby amended by deleting the definition of the term "Applicable Margin Period" set forth therein and substituting the following language therefor:

         APPLICABLE MARGIN PERIOD means each period which shall commence on the first day of the month immediately following a date on which the Financial Statements are delivered pursuant to SECTIONS 7.1(b) OR (d), as applicable, and which shall end on the last day of the month during which actual delivery is made of the next Financial Statements pursuant to SECTIONS 7.1(b) OR (d), PROVIDED that the first Applicable Margin Period shall commence with the delivery of the Financial Statements in respect of the Test Period ending on September 30, 2003.

         1.4 SECTION 4.11 of the Credit Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

                  4.11 COLLECTION OF ACCOUNTS.

                  Each Borrower shall be entitled to receive Collections directly from account debtors in accordance with its historical practices. At all times from and after the Closing Date, each Borrower, the Agent and financial institutions selected by such Borrower and reasonably acceptable to the Agent (the "COLLECTION BANKS") shall enter into or otherwise maintain in effect agreements in form and substance satisfactory to Agent (the "DEPOSITARY ACCOUNT AGREEMENTS"), which among other things shall provide for the opening of an account for the deposit of Collections (a "COLLECTION ACCOUNT") at a Collection Bank. All Collections and other amounts received by each Borrower from any account debtor, in addition to all other cash received by any Borrower in respect of any other Collateral, shall upon receipt be deposited into a Collection Account. Termination of such arrangements shall also be subject to prior written approval by the Agent. The Agent may by notice to the applicable Collection Bank given in the

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(1)  The date of this Amendment.

         Agent's sole and absolute discretion at any time following the occurrence of a Collection Account Triggering Event, require that thereafter all available amounts held in each Collection Account shall be wired each Business Day into an account (the "DBTCO ACCOUNT") maintained by the Agent at DBTCo. Amounts received in the DBTCo Account from the Collection Banks shall be credited to the Loan Account and distributed and applied as set forth in SECTION 4.12.

         2. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date hereof, upon receipt by the Agent of a copy of this Amendment, duly executed and delivered by the Majority Lenders, each of the Borrowers and the Funds Administrator.

         3. REPRESENTATIONS AND WARRANTIES.

         3.1 Each of the Borrowers and the Funds Administrator hereby represents and warrants to the Agent and each of the Lenders that, before and after giving effect to this Amendment:

                  (a) all representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties remain true and correct in all material respects on and as of such earlier date);

                  (b) no Default or Event of Default has occurred which is continuing;

                  (c) this Amendment, and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrowers and the Funds Administrator, respectively, and are enforceable against each of the Borrowers and the Funds Administrator in accordance with their respective terms; and

                  (d) the execution and delivery by the Borrowers and the Funds Administrator of this Amendment (i) do not and will not contravene, conflict with, violate or constitute a default under the certificate or articles of incorporation or bylaws of any Credit Party, or any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which any Credit Party is a party or is bound or which is binding upon or applicable to all or any portion of any Credit Party's property, and (II) do not require the consent or approval of any Person, except for any such consents or approvals which have been obtained and remain in full force and effect.

         4. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

         4.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in each of the other Credit Documents to the "Credit Agreement" shall in each case mean and be a reference to the Credit Agreement as amended hereby.

         4.2 Except as expressly set forth herein, (a) the execution and delivery of this Amendment shall in no way affect any of the respective rights, powers or remedies of the Agent or any of the Lenders with respect to any Default or Event of Default nor constitute a waiver of any provision of the Credit Agreement or any of the other Credit Documents and (b) all of the respective terms and provisions of the Credit Agreement, the other Credit Documents and all other documents, instruments, amendments and agreements executed and/or delivered by any of the Borrowers and/or the Funds Administrator pursuant thereto or in connection therewith shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution and delivery of this Amendment by Agent and the respective Lenders shall in no way obligate the Agent or any of the Lenders, at any time hereafter, to consent to any other amendment or modification of any term or provision of the Credit Agreement or any of the other Credit Documents, whether of a similar or different nature.

         4.3 Each Borrower (and each other Credit Party, if any, which executed an acknowledgement hereof, by such execution), in its respective capacities under each of the Credit Documents to which it is a party (including the capacities of obligor, grantor, mortgagor, pledgor, guarantor, indemnitor and assignor, as applicable, and each other similar capacity, if any, in which such Credit Party has granted Liens on all or any part of the properties or assets of such Credit Party, or otherwise acts as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Obligations), hereby
(a) except as otherwise expressly set forth herein, agrees that the terms and provisions hereof shall not affect in any way any payment, performance, observance or other obligations or liabilities of such Credit Party under the Credit Agreement or any of the other Credit Documents, all of which obligations and liabilities shall remain in full force and effect and extend to the further loans, extensions of credit and other Obligations provided for thereunder, and each of which obligations and liabilities are hereby ratified, confirmed and reaffirmed in all respects; (b) to the extent such Credit Party has granted Liens on any of its properties or assets pursuant to any of the Credit Documents to secure the prompt and complete payment, performance and/or observance of all or any part of the Obligations, acknowledges, ratifies, confirms and reaffirms such grant of Liens, and acknowledges and agrees that all of such Liens are intended and shall be deemed and construed to secure to the fullest extent set forth therein all now existing and hereafter arising Obligations under and as defined in this Credit Agreement, as amended, restated, supplemented and otherwise modified and in effect from time to time; and (c) acknowledges and agrees that, as of the date hereof, Agent and each of the Lenders has fully performed all obligations to the respective Credit Parties.

         5. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK.

         6. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         7. COUNTERPARTS. This Amendment may be executed or otherwise authenticated in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed or otherwise authenticated and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any such counterpart which may be delivered by facsimile, email or similar electronic transmission shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Amendment.

                  [Remainder of Page Intentionally Left Blank;
                             Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

                                    METAL MANAGEMENT, INC.,
                                    in its respective capacities as Funds
                                    Administrator and a Borrower

                                    By:
                                           ----------------------------------
                                    Name:
                                           ----------------------------------
                                    Title:
                                           ----------------------------------


Amendment No. 1 to MTLM Amended and Restated Credit Agreement

                              ADDITIONAL BORROWERS:

                              CIM TRUCKING, INC.
                              FIRMA, INC.
                              FIRMA PLASTIC CO., INC.
                              MAC LEOD METALS CO.
                              MTLM ARIZONA, INC.
                              METAL MANAGEMENT AEROSPACE, INC.
                              METAL MANAGEMENT ALABAMA, INC.
                              METAL MANAGEMENT ARIZONA, L.L.C.
                              METAL MANAGEMENT CONNECTICUT, INC.
                              METAL MANAGEMENT INDIANA, INC.
                              METAL MANAGEMENT GULF COAST, INC.
                              METAL MANAGEMENT MEMPHIS, L.L.C.
                              METAL MANAGEMENT MIDWEST, INC.
                              METAL MANAGEMENT MISSISSIPPI, L.L.C.
                              METAL MANAGEMENT NEW HAVEN, INC.
                              METAL MANAGEMENT NORTHEAST, INC.
                              METAL MANAGEMENT OHIO, INC.
                              METAL MANAGEMENT PITTSBURGH, INC.
                              METAL MANAGEMENT REALTY, INC.
                              METAL MANAGEMENT SERVICES, INC.
                              METAL MANAGEMENT STAINLESS & ALLOY, INC.
                              METAL MANAGEMENT WEST, INC.
                              METAL MANAGEMENT WEST COAST HOLDINGS, INC.
                              METAL MANAGEMENT S&A HOLDINGS, INC.
                              PROLER SOUTHWEST INC.
                              TROJAN TRADING CO.

                              By:
                                  -------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------




Amendment No. 1 to MTLM Amended and Restated Credit Agreement

                          RESERVE IRON & METAL LIMITED
                          PARTNERSHIP

                          By:  METAL MANAGEMENT OHIO, INC.,
                               its general partner


                          By:
                              ---------------------------------------------
                          Name:
                                -------------------------------------------
                          Title:
                                -------------------------------------------




Amendment No. 1 to MTLM Amended and Restated Credit Agreement

                              AGENT AND LENDER:

                              DEUTSCHE BANK TRUST COMPANY AMERICAS, in its respective capacities as Agent and a Lender


                              By:
                                 ------------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:
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Amendment No. 1 to MTLM Amended and Restated Credit Agreement

                                     LENDER:

                                     CONGRESS FINANCIAL CORPORATION (CENTRAL)

                                     By:
                                        -------------------------------------
                                     Name:
                                          -----------------------------------
                                     Title:
                                           ----------------------------------



Amendment No. 1 to MTLM Amended and Restated Credit Agreement

                                    LENDER:

                                    FLEET CAPITAL CORPORATION

                                    By:
                                        ----------------------------------
                                    Name:
                                          --------------------------------
                                    Title:
                                           -------------------------------


Amendment No. 1 to MTLM Amended and Restated Credit Agreement

                                    LENDER:

                                    HELLER FINANCIAL, INC.

                                    By:
                                        ----------------------------------
                                    Name:
                                          --------------------------------
                                    Title:
                                           -------------------------------


Amendment No. 1 to MTLM Amended and Restated Credit Agreement

                                            LENDER:

                                            LASALLE BANK NATIONAL ASSOCIATION

                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
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Amendment No. 1 to MTLM Amended and Restated Credit Agreement

                                            LENDER:

                                            PNC BUSINESS CREDIT CORPORATION

                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


Amendment No. 1 to MTLM Amended and Restated Credit Agreement

                                         LENDER:

                                         WHITEHALL BUSINESS CREDIT CORPORATION

                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------


Amendment No. 1 to MTLM Amended and Restated Credit Agreement

                                    LENDER:

                                    U.S. BANK NATIONAL ASSOCIATION

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------


Amendment No. 1 to MTLM Amended and Restated Credit Agreement